UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2006

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard		Masters House
St. Petersburg, Florida 33716	and	107 Hammersmith Road
London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On March 14, 2006, Danka Business Systems PLC (the “Company”) entered into an employee agreement with Micahel Wedge, its President and Chief Operating Officer, United States. A copy of the agreement is attached as Exhibit 1.1.

Also on March 14, 2006, the Company entered into a change of control agreement with Michael Wedge, its President and Chief Operating Officer, United States. A copy of the agreement is attached as Exhibit 1.2.

On March 15, 2006, the Company entered into a separation agreement with Todd Mavis, its former Chief Executive Officer. A copy of the agreement is attached as Exhibit 1.3.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Not required.

(b)	Not required.

(c)	Exhibits.

Exhibit	Description of Document
1.1	Employment Agreement between Danka Business Systems PLC and Michael Wedge.

1.2	Change of Control Agreement between Danka Business Systems PLC and Michael Wedge.

1.3	Separation Agreement between Danka Business Systems PLC and Todd Mavis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ Keith J. Nelsen
Dated: March 17, 2006		Keith J. Nelsen Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Employment Agreement between Danka Business Systems PLC and Michael Wedge.

1.2	Change of Control Agreement between Danka Business Systems PLC and Michael Wedge.

1.3	Separation Agreement between Danka Business Systems PLC and Todd Mavis